UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2019

Pegasystems Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-11859

Massachusetts	04-2787865
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Rogers Street, Cambridge, Massachusetts 02142

(Address of principal executive offices, including zip code)

617-374-9600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common	PEGA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.     Entry into a Material Definitive Agreement

On August 5, 2019, the Board of Directors (the “Board”) of Pegasystems Inc. (the “Corporation”) voted to amend, effective August 5, 2019, the existing compensation program for non-employee Directors as follows:

1.	The annual equity grant provided to non-employee members of the Board to be made on August 15 of each year (each such date, a “Grant Date”) and to consist of $100,000 of Common Stock of the Corporation (based on the closing price on the Grant Date as reported by Nasdaq) and $100,000 of fully vested ten year non-statutory stock options to purchase Common Stock of the Corporation (based on the Grant Date fair value used by the Corporation for financial reporting purposes), such stock and options to be issued in accordance with the terms of the Corporation’s 2004 Long Term Incentive Plan, as amended.

2.	The annual cash retainer for non-employee members of the Board to be decreased from $55,000 to $50,000; and that the annual cash retainer for each committee member to be increased to the following: Audit Committee Chair: $27,000; Audit Committee Member: $15,000; Compensation Committee Chair: $20,000; and Compensation Committee Member: $10,000.

3.	The annual cash retainer and committee retainer payments to be payable on the Grant Date.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pegasystems Inc.

Date: August 9, 2019

By:	/s/ Matthew J. Cushing

Matthew J. Cushing
Vice President, Chief Commercial Officer, General Counsel and Secretary